Exhibit 99.1

For Immediate Release:

Contacts:
Peerless Systems Corporation:	Investor Contact:
John Rigali	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044
Peerless Systems Announces Receipt of Letter from Nasdaq Regarding Compliance with
Requirements for Audit Committee Composition
EL SEGUNDO, Calif., June 6, 2008 — Peerless Systems Corporation (Nasdaq: PRLS) today announced that on June 2, 2008, the Company received a letter from Nasdaq providing that (i) due to the resignation of former audit committee member Louis Cole on May 22, 2008, the Company was no longer in compliance with Nasdaq’s three member audit committee composition requirement under Rule 4350(d)(2)(A), and (ii) Nasdaq will provide the Company a cure period in order to regain compliance as follows: the Company has until the earlier of the next annual stockholders’ meeting or May 22, 2009 to regain compliance or if the next annual stockholders’ meeting is held before November 18, 2008, then the Company must evidence compliance no later than November 18, 2008.
Assuming the Company’s next annual meeting of stockholders is held on August 8, 2008 as scheduled, the Company will be required to appoint at least one additional independent director to the Audit Committee to fill the vacancy caused by Mr. Cole’s resignation by November 18, 2008 or face possible delisting from Nasdaq.
The Board of Directors intends to appoint one or more independent directors to the Audit Committee before the end of this cure period.
About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project,” “predict,” “forecast,” “outlook,” “potential,” “continue,” “may,” “future,” “can,” “enhance,” and

“should,” or the negative of these, as well as similar expressions, can be used to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and/or Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies or other products, the rapid changes taking place in the emerging color print devices markets, our ability to realize contract backlog, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights, risks associated with international business activities, our reliance on key personnel and our board of directors and our ability to execute our business plan and strategic partnering transactions.
The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2008, filed on May 12, 2008.
Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.